UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

ASIA SPECIAL SITUATION ACQUISITION CORP. (Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33916 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

c/o M & C Corporate Services Limited
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands
Telephone No.: (407) 805-0879
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2008, Asia Special Situation Acquisition Corp. (the “Company”) consummated a Loan and Security Agreement (the “Agreement”) with Wachovia Bank, National Association (“Wachovia”) pursuant to which the Company issued a $500,000 principal amount promissory note (the “Note”) to Wachovia for future advances to the Company by Wachovia under a line of credit to be used for working capital and general corporate purposes.

The Note pays interest at the prime rate, which is equal to the rate per annum in effect as announced from time to time by Wachovia as its prime rate (the “Interest Rate”). Upon the occurrence of a Default (as defined in the Note) by the Company under the Agreement or the Note, the Note pays interest at a rate equal to the Interest Rate plus 2%. Payments of accrued interest must be made by the Company commencing on June 1, 2008, and continuing on the first day of each calendar month thereafter until fully paid. In any event, all principal and accrued and unpaid interest is due on the earlier of (i) any termination or liquidation of the property or assets maintained in trust (the “Trust”) by Continental Stock Transfer and Trust Company, as trustee, pursuant to that certain Investment Management Trust Agreement dated as of January 16, 2008 (the “Trust Agreement”), in connection with the Company’s initial public offering of $115 million completed in January 2008; or (ii) September 1, 2008. Moreover, the Company may elect to prepay, without penalty, all or a portion of the principal amount and accrued and unpaid interest then outstanding under the Note in a minimum aggregate amount of $10,000, and in multiples equal to $5,000 in excess of $10,000.

Under the Agreement, the Company’s obligations under the Note are secured by a first priority security interest granted by the Company to Wachovia in (i) distributions or proceeds from the Trust pursuant to the Trust Agreement, including, without limitation, all rights, title and interest of the Company in interest and dividend income distributable to the Company pursuant to Section 2(b) of the Trust Agreement in an amount equal to $2,000,000, and (ii) all deposit accounts into which any of the foregoing distributions or proceeds are disbursed or held (collectively, the “Collateral”). Notwithstanding the foregoing, the Collateral does not include any of the assets and property held in the Trust, and Wachovia has agreed not to assert any claim against Trust assets or property.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement dated as of February 28, 2008 by and between Asia Special Situation Acquisition Corp. and Wachovia Bank, National Association.
10.2	$500,000 Promissory Note of Asia Special Situation Acquisition Corp. dated as of February 28, 2008 in favor of Wachovia Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA SPECIAL SITUATION ACQUISITION CORP.

Date: March 3, 2008	By:	/s/ Michael Hlavsa
Michael Hlavsa
Chief Financial Officer